Exhibit 99.2

Tweddle Group Technologies
Combined Financial Statements as of December 31, 2012

TWEDDLE GROUP TECHNOLOGIES, LLC
(a business of Tweddle Group, Inc.)
Combined Financial Statements
December 31, 2012
(With Independent Auditors’ Report Thereon)

TWEDDLE GROUP TECHNOLOGIES, LLC
(a business of Tweddle Group, Inc.)
Combined Financial Statements
December 31, 2012

Table of Contents

Page(s)
Independent Auditors’ Report	3 - 4
Combined Financial Statements:
Combined Balance Sheet	5
Combined Results of Operations	6
Combined Statement of Changes in Owners' Net Investment	7
Combined Statement of Cash Flows	8
Notes to Combined Financial Statements	9 - 18

INDEPENDENT AUDITORS' REPORT
Members and Board of Managers
Tweddle Group Technologies, LLC
Clinton Township, Michigan
We have audited the accompanying combined financial statements of Tweddle Group Technologies, LLC, which comprise the combined balance sheet as of December 31, 2012, and the related combined results of operations, combined statement of changes in owners’ net investment, and combined cash flows for the year then ended, and the related notes to the combined financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined financial statements that are free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Tweddle Group Technologies, LLC as of December 31, 2012 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Baker Tilly Virchow Krause, LLP

Southfield, Michigan
March 28, 2013, except as to Note 12, which is as of May 31, 2013

Tweddle Group Technologies, LLC

Combined Balance Sheet

As of December 31, 2012

ASSETS

Current assets:
Cash	$34,735
Accounts receivable	7,465,581
Prepaid application provider, current portion	2,425,247
Prepaid expenses and other current assets	527,203
Total current assets	10,452,766

Property and equipment, net	2,726,197
Prepaid application provider, net of current portion	3,293,871
Total assets	$16,472,834

LIABILITIES AND OWNERS' NET INVESTMENT

Current liabilities:
Trade accounts payable	$1,968,295
Accrued expenses	483,276
Note payable	117,019
Capital lease, current portion	172,812
Deferred revenue	9,865,514
Total current liabilities	12,606,916

Note payable, net of current portion	169,866
Capital lease, net of current portion	250,855
Deferred revenue, net of current portion	18,854,671
Other liabilities	103,214
Total liabilities	$31,985,522

Commitments and contingencies (Note 10)

Owners' net investment	(15,512,688)

Total liabilities and owners' net investment	$16,472,834

See accompanying notes to combined financial statements.

Tweddle Group Technologies, LLC

Combined Results of Operations

Year ended December 31, 2012

Revenue	$4,440,212
Cost of Sales	9,674,073
Gross margin	(5,233,861)

Operating expenses:
Research and development expenses	10,545,660
General and administrative expenses	1,973,545
Selling expenses	1,052,280
Total operating expenses	13,571,485
Operating loss	(18,805,346)
Interest expense	(152,586)
Net loss before income tax expense	(18,957,932)
Income tax expense	-
Net loss	$(18,957,932)

See accompanying notes to combined financial statements.

Tweddle Group Technologies, LLC

Combined Statement of Changes in Owners' Net Investment

Year ended December 31, 2012

Owners' Net Investment

Balance at December 31, 2011	$1,227,177
Net loss	(18,957,932)
Net transfers from owners	2,218,067
Balance at December 31, 2012	$(15,512,688)

See accompanying notes to combined financial statements.

Tweddle Group Technologies, LLC

Combined Statement of Cash Flows

Year ended December 31, 2012

Cash flows from operating activities:
Net loss	$(18,957,932)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,389,033
Loss on retirement of property and equipment	2,916
Changes in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	(6,228,193)
Prepaid application provider	(5,268,000)
Prepaid expenses and other current assets	(408,002)
Increase (decrease) in:
Trade accounts payable	1,450,969
Accrued expenses	257,565
Deferred revenue	26,636,866
Other long term liabilities	(43,811)
Net cash used in operating activities	(1,168,589)

Cash flows used in investing activities:
Capital expenditures	(906,258)
Net cash used in investing activities	(906,258)

Cash flows from financing activities:
Payment on capital lease	(99,210)
Payment on note payable	(67,180)
Net transfer from owners	2,218,067
Net cash provided by financing activities	2,051,677

Net decrease in cash	(23,170)
Cash, beginning of year	57,905
Cash, end of year	$34,735

Supplemental disclosure of cash flow information:
Interest paid	$9,481
Noncash financing and investing activities:
Property and equipment acquired under capital lease	517,224
Property and equipment acquired under notes payable	350,236

See accompanying notes to combined financial statements.

(1)	Organization and Nature of Operations
Tweddle Group Technologies, LLC (“TGT” or the “Business”) was a majority owned business of a larger private company, Tweddle Group, Inc. (“TG” or “Parent”) and did not operate as a stand-alone company. The Business was established in 2009 to develop and provide a cloud-based connected services platform for vehicles through handset devices and interactive in-vehicle displays.
TGT’s connected services platform offers automotive original equipment manufacturers (OEMs) and Tier 1 automotive suppliers a comprehensive and dynamic solution that supports multiple vehicle connection strategies (bluetooth, WiFi, and embedded cellular). The platform leverages an advanced database, access control and network solutions. The platform provides a mobile portal experience that couples personalized owner services with access and control of their vehicle. The application combines localized guides to restaurants, events, weather, and Internet radio with remote management of vehicle features like remote point of interest control and vehicle locator. In addition, vehicle owners can view their owner manuals and maintenance schedule, and browse merchandise and accessory offerings all from the screen of their smartphone.

(2)	Basis of Presentation
The accompanying combined financial statements have been prepared from Parent’s historical accounting records and are presented on a carve-out basis to include the historical financial position, results of operations and cash flows applicable to the Business. These combined financial statements may not necessarily be indicative of the historical results that would have been obtained if the Business had operated on a stand-alone basis during the period presented or the results that may be obtained in the future.
The preparation of these financial statements requires management to make assumptions as to which assets and liabilities carried on the Parent’s books should be included in the combined financial statements, and which Parent activities benefit TGT. The combined results of operations include all revenues and costs directly attributable to TGT, including an allocation of certain Parent costs for functions and services used by TGT. These amounts are reflected in the accompanying combined results of operations as “Allocation of general corporate and other expenses from parent”, and are primarily for treasury, sales, accounting, tax, and human resources services provided by the Parent (see note 8). Advances to and from the Parent related to the above transactions are settled through decreases from and increases to invested capital.

(3)	Summary of Significant Accounting Policies

(a)	Principles of Combination
The combined financial statements for the Business have been prepared on a basis that is consistent with the Parent’s accounting policies and practices.

(b)	Use of Estimates
The preparation of the combined financial statements of the Business in conformity with accounting principles generally accepted in the United States of America requires management

TWEDDLE GROUP TECHNOLOGIES, LLC
(a business of Tweddle Group, Inc.)
Notes to Combined Financial Statements
December 31, 2012

to make estimates and assumptions that affect reported amounts. On an ongoing basis, management evaluates its estimates, assumptions and judgments. Significant items subject to such estimates and assumptions include, but are not limited to, revenue recognition, useful lives of long-lived assets, certain accrued expenses and allocations of expenses from the Parent. Management bases its estimates on experience and on various other assumptions that the Business believes to be relevant to the estimate and reasonable under the circumstances. Actual results could differ significantly from those estimates.

(c)	Revenue Recognition and Deferred Revenue
The Business recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the fee is fixed or determinable and (iv) collectability is reasonably assured. Certain arrangements may constitute multiple element arrangements. The Business evaluates each delivered element in a multiple-element arrangement to identify the elements that qualify as separate units of accounting. An element constitutes a separate unit of accounting when the delivered item has stand-alone value and delivery of the undelivered element is probable and within the Business’ control.
Hosting service arrangements are entered into with automotive OEM’s and Tier 1 automotive suppliers (the “Customer”) to provide their vehicle owners access to TGT’s cloud-based connected services platform. Neither the Customer or the vehicle owners have the right to take possession of the underlying software. Under the hosting service arrangement, Customers purchase a separate subscription for each vehicle owner that includes (1) connectivity services for a bundle of applications, and related maintenance, for an initial term of 12 to 36 months and (2) support of a music streaming application that continues until the vehicle owner disposes of the automobile. These arrangements are non-cancellable and do not contain refund-type provisions. At the expiration of the initial term, the vehicle owner can renew the connectivity service on a month-to-month or annual basis.
The support of the music streaming application occurs over a longer period than the initial bundled connectivity services. The support of the music streaming application qualifies as a separate unit of accounting and, as such, the total arrangement consideration must be allocated between the obligation to support the music streaming application and the initial bundled connectivity services. The allocation is performed based on the relative selling price of each deliverable group.  The Business determines the selling price for each deliverable using vendor-specific objective evidence (“VSOE”) of selling price, if it exists, or Third Party Evidence (“TPE”) of selling price. Typically, the Business is unable to determine TPE of selling price. Therefore, when neither VSOE nor TPE of selling price exist for a deliverable, the Business uses Estimate of Selling Price (“ESP”) for the purposes of allocating the arrangement consideration.  The Business determines ESP for our services by considering multiple factors including, but not limited to, our price list and discounting practices. Revenue allocated to each element is then recognized when the basic revenue recognition criteria are met for each element. Revenue allocated to the bundled connectivity services is recognized over the initial term of 12 to 36 months. Revenue allocated to the support of the music streaming application is recognized over the longer of the end user’s contractual subscription period or estimated period over which the vehicle owner will use the music streaming application.

TWEDDLE GROUP TECHNOLOGIES, LLC
(a business of Tweddle Group, Inc.)
Notes to Combined Financial Statements
December 31, 2012

The Business provides upfront professional services to the Customer to integrate TGT’s proprietary software into the Customer’s vehicle telematics unit. In addition, from time to time, the Business enters into contracts to provide ongoing professional services to Customers to develop new features and enhancements; these are generally fixed fee contracts normally completed within one year and invoiced upon completion of the services and acceptance by the Customer. In determining whether professional services have stand-alone value, the Business considers the following factors: availability of services from other vendors, the nature of the professional services, and the ability of the Customer to benefit from the ongoing professional services separate from the hosting service. To date, no professional services have stand-alone value and, as such, the revenue associated with such professional services have been deferred and are being recognized ratably over the longer of the contractual life of the arrangement with the Customer or the expected life of the relationship with the Customer, with recognition commencing once the revenue recognition criteria are met, which generally occurs only after receiving acceptance from the Customer.
The costs incurred in providing professional services that constitute the development of internal-use software are evaluated for capitalization (see note 3(l)).
The hosting service arrangements occasionally provide service level commitments of specified minimum system availability for various components of the services provided per period, excluding scheduled maintenance and issues resulting from third party service application providers. The failure to meet these service level commitments may require the Business to credit qualifying Customers a portion of the hosting fee. In light of the Business’ historical experience with meeting its service level commitments, the Business does not currently have any reserves for these commitments.

(d)	Concentration Risk
Concentration of credit risk relates to trade receivables which arise in the normal course of business.
Revenue to one customer in the U.S. accounted for 100% of total revenue for the year ended December 31, 2012. Two customers in the U.S. accounted for 88% and 12%, respectively, of total accounts receivable as of December 31, 2012.

(e)	Cash
Cash in the combined balance sheet represents cash on hand and deposits with a financial institution held locally by the TGT legal entity.

(f)	Accounts Receivable
Accounts receivable are recognized net of an allowance for doubtful accounts. The allowance for doubtful accounts receivable reflects the best estimate of losses inherent in the Business' accounts receivable portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other available evidence. Accounts receivable will be written off when management determines they are uncollectible. As of December 31, 2012,

TWEDDLE GROUP TECHNOLOGIES, LLC
(a business of Tweddle Group, Inc.)
Notes to Combined Financial Statements
December 31, 2012

the Business determined that the accounts receivable were collectible; therefore, no allowance for doubtful accounts was established. There were no write-offs for accounts receivable in 2012.

(g)	Prepaid application provider
The Business enters into arrangements with third party vendors that provide applications and other content used in delivery of their hosting service. Any prepayments made to these vendors are recognized as expense over a 12 or 36 month period based on the term the vendor provides its services.

(h)	Property and Equipment
Property and equipment are recorded at historical cost less accumulated depreciation and amortization. Depreciation and amortization is computed using the straight line method for all assets. Leasehold improvements are depreciated over the shorter of their estimated useful lives or the lease term. Costs of maintenance and repairs are charged to expense when incurred.
Estimated useful lives of the Business’s property and equipment are as follows:

Years
Machinery and equipment	5
Office equipment	5
Computer equipment and software	3
Leasehold improvements	5

(i)	Impairment of Long‑Lived Assets
Management reviews and assesses long‑lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, management estimates the future cash flows expected to result from the use of the asset. If the sum of the undiscounted expected cash flows is less than the carrying amount of the asset, an impairment loss is recognized based upon the estimated fair value of the asset. To date, there have been no such losses.

(j)	Fair Value Measurements
Fair value is defined as the price that would be received for an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. Valuation techniques must maximize the use of observable inputs and minimize the use of unobservable inputs. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Business considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

TWEDDLE GROUP TECHNOLOGIES, LLC
(a business of Tweddle Group, Inc.)
Notes to Combined Financial Statements
December 31, 2012

When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:
Level 1 – Quoted prices in active markets for identical assets or liabilities, accessible to the entity at the measurement date.
Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.
Level 3 – Unobservable inputs that are not corroborated by market data.
The carrying amounts of the Business’ financial instruments, which include cash and accounts receivable, approximate their fair values due to their short maturities. Based on borrowing rates currently available to the Business for loans with similar terms, the carrying value of the capital lease and note payable balance approximates fair value.

(k)	Research and Development Costs
Research and development costs include costs associated with personnel, including salaries and occupancy costs, as well as expenses for outside consultants and contractors related to the development costs for the TGT connected services platform.

(l)	Software Development Costs
Costs incurred for the development of the TGT connected services platform are evaluated for capitalization in accordance with the guidance for accounting for the cost of computer software developed or obtained for internal use. This guidance requires companies to capitalize qualifying software costs that are incurred during the application development stage. The Business has not capitalized any costs to date, as the costs incurred during the application development stage were deemed to be minor upgrades and enhancements not separable from maintenance activities.

(m)	Interest Expense
The Business incurred interest expense related to a capital lease and note payable which totaled to $9,481 for the year ended December 31, 2012 (see note 10 and note 9). In addition, the Business also incurred an intercompany interest expense of $143,105 on advances made by the Parent for the year ended December 31, 2012 (see note 9).

(n)	Income Taxes
Pursuant to provisions of the Internal Revenue Code, the Business has elected to be taxed as a Limited Liability Company. Generally, the income of a Limited Liability Company is not subject to federal income tax at the corporate level, but rather the owners are required to include a pro rata share of the corporation's taxable income or loss in their personal federal income tax returns, irrespective of whether dividends have been paid. Accordingly, no provision for federal income taxes has been made in the accompanying combined financial statements and the business pays tax distributions to its majority owner to assist in paying their share of federal income taxes.

TWEDDLE GROUP TECHNOLOGIES, LLC
(a business of Tweddle Group, Inc.)
Notes to Combined Financial Statements
December 31, 2012

The Business is not subject to income taxes in the applicable states it conducts its business activities.
The Business accounts for uncertain tax positions in accordance with generally accepted accounting principles. The tax effects from an uncertain tax position can be recognized in the combined financial statements, only if the position is more likely than not to be sustained on audit, based on the technical merits of the position. The Business recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. Business management has determined that there were no material tax uncertainties requiring a provision as of December 31, 2012.

(4)	Prepaid Expenses and Other Current Assets
The components of prepaid expenses and other current assets as of December 31, 2012 are as follows:

Prepaid cost of sales	$300,000
Deposit account	28,925
Prepaid maintenance	107,749
Other prepaid expenses and current assets	90,529
Prepaid expenses and other current assets	$527,203

(5)	Property and Equipment, Net
The components of property and equipment as of December 31, 2012 are as follows:

Machinery and equipment	$2,705
Computer equipment and software	4,470,659
Office equipment	271,217
Leasehold improvements	272,605
Total property and equipment	5,017,186
Less accumulated depreciation	(2,290,989)
Property and equipment, net	$2,726,197

Depreciation and amortization of property and equipment charged to cost of sales, research & development expense and general and administrative expense in the combined results of operations for the year ended December 31, 2012 was $1,389,033.

TWEDDLE GROUP TECHNOLOGIES, LLC
(a business of Tweddle Group, Inc.)
Notes to Combined Financial Statements
December 31, 2012

(6)	Accrued Expenses
The components of accrued expenses as of December 31, 2012 are as follows:

Accrued vacation	$376,327
Deferred rent	13,579
Other accrued expenses	93,370
Accrued expenses	$483,276

(7)	Employee Post‑Retirement Benefit Plan
The Business has a 401(k) profit sharing plan covering substantially all employees. Contributions to the plan are made by both the business and eligible employees. Business contributions to the plan are made at the discretion of the board of directors. During the year ended December 31, 2012, contributions to the plan totaled $91,874.

(8)	Related Party Transactions and Owners’ Net Investment

(a)	Allocation of General Corporate and Other Expenses
The combined financial statements include allocations of costs to reflect certain corporate functions provided by the Parent, including allocations of costs relates to officer and certain corporate employee salaries, rent, depreciation, and accounting, legal, selling, general and administrative expenses. These expenses have been allocated to the Business on the basis of direct usage when identifiable, with the remainder allocated based on headcount and other measures. During the year ended December 31, 2012, the Business was allocated the following functional costs incurred by the Parent, which are included in the combined results of operations as follows:

Selling expenses	$541,169
General and administrative expenses	382,458
Total	$923,627

The expense allocations have been determined on a basis that both the Business and the Parent consider to be a reasonable reflection of the utilization of services provided or the benefit received by the Business during the period presented. The allocations may not, however, reflect the expense the Business would have incurred as a stand-alone company. Actual costs that may have been incurred if the Business had been a stand-alone company would depend on a number of factors, including the chosen organization structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure.

TWEDDLE GROUP TECHNOLOGIES, LLC
(a business of Tweddle Group, Inc.)
Notes to Combined Financial Statements
December 31, 2012

(b)	Owners’ Net Investment
The net assets are represented by the cumulative investment of owners that is shown as owners’ net investment on the combined statement of changes in owners’ net investment, which comprises owners’ capital and retained earnings of the Business.
During the periods presented, TGT operations participated in the centralized cash management system of Parent. Generally, all cash generated by TGT operations was transferred to Parent. Net cash requirements of TGT operations, if any, will continue to be provided by Parent.
The components of the net transfers from owners for the year ended December 31, 2012 are as follows:

Allocation of overhead/other expenses	$923,627
Net advances from Owners	1,294,440
Total net transfers from Owners	$2,218,067
The total net effect of these intercompany transactions is reflected in the combined statement of cash flows as a financing activity and in the combined balance sheet as owners’ net investment.

(9)	Note Payable
In May 2012, the Business entered into a three year financing agreement for computer equipment and software that provided a commitment of $354,065, which is secured by assets purchased under the agreement. The amount outstanding under the agreement as of December 31, 2012 is $286,885. The nominal interest rate on the note payable is 2.017% and the maturity is June 2015. The note payable’s carrying value as of December 31, 2012 is as follows:

Note payable	$294,174
Less amount representing interest	(7,289)
Present value of notes payable obligation	286,885
Less current portion	(117,019)
Notes payable obligations, net of current portion	$169,866

The note payable is payable in equal monthly installments over a term of 36 months. The note payable has annual maturities of $121,727, $121,727, and $50,720 in 2013, 2014, and 2015, respectively.
The Parent charged interest expense on advances to the Business amounting to $143,105 for the year ended December 31, 2012. In addition, the Parent has financed part of the Business with a third party line of credit, which is secured by all assets of the Parent, including assets of the Business. As of December 31, 2012, the Parent did not have an outstanding line of credit balance. The nominal interest rate on the line of credit is the greater of the prime rate or LIBOR plus 2.5%and the maturity is June 2013. None of the debt or related interest expense for the third party line of credit at the Parent level has been assigned to the Business in the combined financial statements.

TWEDDLE GROUP TECHNOLOGIES, LLC
(a business of Tweddle Group, Inc.)
Notes to Combined Financial Statements
December 31, 2012

(10)	Commitments and Contingencies

(a)	Operating Lease
The Business leases one building under a noncancelable lease that expires on December 31, 2016. In connection with the lease, the Business received a leasehold improvement allowance of $119,958. This allowance and predetermined fixed increases of the rent to be paid during the initial lease term has been recognized as a deferred rent liability and is being amortized on a straight line basis over the 5 year lease term. The leasehold improvements are included in property and equipment. Total rental expense for operating leases was $452,631 for the year ended December 31, 2012.
The following is a schedule of future minimum lease payments under the noncancelable operating lease agreement subsequent to December 31, 2012:

Year ending December 31:
2013	$314,126
2014	324,539
2015	334,952
2016	345,363
Total	$1,318,980

(b)	Capital Lease
In May 2012, the Business entered into a three year capital lease agreement for the rental of computer equipment and software in the amount of $522,877. The capital lease agreement expires in June 2015 which is secured by assets purchased under the agreement.
The following is a schedule of future minimum lease payments under capital the lease agreement subsequent to December 31, 2012:

Year ending December 31:
2013	$179,765
2014	179,765
2015	74,902
Total minimum lease payments	434,432
Less amount representing interest	(10,765)
Present value of lease obligation	423,667
Less current portion	(172,812)
Lease obligations, net of current portion	$250,855

TWEDDLE GROUP TECHNOLOGIES, LLC
(a business of Tweddle Group, Inc.)
Notes to Combined Financial Statements
December 31, 2012

The equipment rented under the capital lease agreement consists of computer equipment and software that has been capitalized. The Business recorded depreciation and amortization related to these assets rents in the amount of $101,909 for the year ended December 31, 2012.

(c)	Other Commitments
In May 2012, the Parent entered into an agreement with vendor to provide co‑location managed services administration of information for remote systems infrastructure that is specifically identifiable to the carved‑out entity for thirty six months. Under the agreement, the Business is subject to early termination fees of $479,300 if terminated by May 2013, $407,300 if terminated by May 2014, and $335,300 if terminated prior to May 2015.

(d)	Litigation
The Business, from time to time, is involved in legal actions that arise from the normal course of business. Although it is not possible to predict with certainty the outcome of these unresolved legal actions, the Business does not believe that these actions will individually or in the aggregate have a material or adverse effect on the Business’ combined results of operations, financial position or liquidity.

(11)	Phantom Stock
The Parent previously implemented a Phantom Stock Plan (the "Plan") granting key employees a cash bonus equal to a fractional share based on the calculated value of the company as of December 31 of each year, as defined in the agreement.  The total amount of cash bonus awards to be made under the Plan for any plan year depends primarily on the Business’ earnings before income taxes for such year as well as a vesting event occurring. No vesting events occurred during the year ended December 31, 2012, and as a result, no fractional shares were awarded and thus no expense or liability has been recognized related to the Plan for the year ended December 31, 2012.

(12)	Subsequent Events
On May 31, 2013, the Business was acquired by Nuance Communications, Inc. (“Nuance”) pursuant to an Asset Purchase Agreement, dated as of May 24, 2013. The aggregate consideration payable to the former owners of the Business was $80,045,000, subject to adjustment as provided in the Asset Purchase Agreement. Under terms of the Phantom Stock Plan, the Business paid a total of $1,500,000 of change of control payments to certain employees as a result of the sale of the business.
The Business has evaluated events and transactions that occurred during the period from the balance sheet date through March 28, 2013, except as to this note, which is as of May 31, 2013, the date the Business’ combined financial statements were available to be issued. There were no events or transactions that occurred during the period that materially impacted the amounts or disclosures in the Business’ combined financial statements.